EXHIBIT 23

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of NBC Capital Corporation on Form S-8 (SEC File No. 333-87407) of our report dated January 21, 2000, relating to the consolidated financial statements of NBC Capital Corporation which appear in this Form 10-K.



/S/ T. E. LOTT & COMPANY

Columbus, Mississippi
March 23, 2000